UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 29, 2005
BMC SOFTWARE, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification Number)

2101 CITYWEST BLVD. HOUSTON, TEXAS (Address of principal executive offices)	77042-2827 (Zip Code)
Registrant’s telephone number, including area code: (713) 918-8800
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 204.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of directors or principal officers; election of directors; appointment of principal officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
Press Release dated August 29, 2005

ITEM 5.02. Departure of directors or principal officers; election of directors; appointment of principal officers.
     On August 29, 2005, BMC Software, Inc. (the “Company”) issued a press release announcing the resignation of George Harrington as its Chief Financial Officer effective August 29, 2005 and the appointment of Stephen B. Solcher as interim Chief Financial Officer, effective immediately.
     Mr. Solcher is the Company’s Vice President — Finance and Treasurer. He has served as the Company’s Treasurer since 1992. Mr. Solcher joined the Company as Assistant Treasurer in 1991. In addition to his duties as Treasurer, Mr. Solcher has also had prior responsibility for accounting, tax, investor relations, mergers and acquisitions and other strategic areas. Mr. Solcher has a public accounting background and is a Certified Public Accountant.
     In connection with the appointment of Mr. Solcher, the Company and Mr. Solcher entered into an Executive Employment Agreement effective August 29, 2005 (the “Agreement”). The Agreement is substantially similar to existing agreements with the Company’s CEO and other senior executive officers and provides for an annual base salary for Mr. Solcher of $300,000. In addition, he is entitled to a target annual cash bonus equal to 100% of his annual base salary. The actual amount of any such cash bonus is based on performance. Mr. Solcher also has the opportunity to earn additional fiscal 2006 bonuses totaling $150,000 if he achieves certain objectives set by the Company’s CEO and Board of Directors. The Agreement also provides Mr. Solcher with an award of 25,000 shares of restricted stock, vesting 50% per year over two years. The Agreement provides that in the case of a termination of employment by the Company without cause, as defined in the Agreement, or by Mr. Solcher for good reason, as defined in the Agreement, Mr. Solcher would be entitled to a payment equal to one and one-half years of his then current base salary and a payment equal to one and one-half times his then current cash bonus target amount. The Agreement also provides that in the event of a termination of employment without cause or for good reason within 12 months of a change of control of the Company, Mr. Solcher would be entitled to a payment equal to one and one-half years of his then current base salary and a payment equal to one and one-half times his then current cash bonus target amount, would vest fully in outstanding options and restricted shares and would continue to receive medical and life insurance benefits at no cost for eighteen months. In consideration of the benefits bestowed under the Agreement, it restricts competitive activities for eighteen months after termination, prohibits disclosure of Company confidential information and prohibits solicitation of Company employees.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99	Press Release dated August 29, 2005

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 29, 2005

BMC SOFTWARE, INC.
By:	/s/ CHRISTOPHER C. CHAFFIN
Christopher C. Chaffin
Senior Legal Counsel and Assistant Secretary

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Exhibit Index
99                     Press Release dated August 29, 2005

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